UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2024

WISA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15268 NW Greenbrier Pkwy Beaverton, OR	97006
(Address of registrant’s principal executive office)	(Zip code)

(408) 627-4716

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WISA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 26, 2024, WiSA Technologies, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain purchasers, pursuant to which the Company issued and sold to such purchasers (a) in a registered direct offering, (i) 62,675,000 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 14,001,478 shares of Common Stock, at an exercise price of $0.0001 per share (the “Pre-Funded Warrant Shares”) and (b) in a concurrent private placement, common stock purchase warrants (the “Warrants”) exercisable for an aggregate of up to 76,676,478 shares of Common Stock, at an exercise price of $0.04 per share (the “Warrant Shares”), for aggregate gross proceeds of approximately $2.3 million (such offerings, the “Offerings”). The Offerings closed on March 27, 2024.

Private Placement Warrants

The Warrants will not be exercisable until the date the Company receives the approval (the “Stockholder Approval”) required by the applicable rules and regulations of The Nasdaq Stock Market LLC (or any successor entity) from our stockholders with respect to the issuance of the shares of Common Stock upon exercise of such Warrants (such date, “Stockholder Approval Date”), and will expire on the fifth anniversary of the Stockholder Approval Date. The Pre-Funded Warrants are exercisable immediately and will expire when exercised in full.

If (a) at any time on or after the date of issuance there occurs a reverse stock split and (b) the lowest daily volume weighted average price during the period commencing five (5) consecutive trading days immediately preceding and the five consecutive trading days immediately following such event is less than the exercise price of the Warrants then in effect, then such exercise price shall be reduced to the lowest daily volume weighted average price during such period and the number of shares of Common Stock issuable upon exercise will be increased such that the aggregate exercise price, after taking into account the decrease, shall be equal to the aggregate exercise price on the issuance date. The exercise price reduction pursuant to this provision may only occur once.

The Warrants may be exercised, in certain circumstances, on a cashless basis pursuant to the formula contained in the Warrants. The holder of a Warrant may also effect an “alternative cashless exercise” on or after the initial exercise date. In such event, the aggregate number of shares of Common Stock issuable in such alternative cashless exercise pursuant to any given notice of exercise electing to effect an alternative cashless exercise shall equal the product of (x) the aggregate number of shares of Common Stock that would be issuable upon exercise of the Warrant in accordance with the terms of the Warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 0.80.

Obligations under the Purchase Agreement

Pursuant to the Purchase Agreement, the Company agreed to:

(a)	hold a meeting of stockholders on or prior to May 14, 2024 for the purpose of obtaining Stockholder Approval;

(b)	subject to certain exceptions, not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of its shares of Common Stock or securities convertible into Common Stock until 30 days after the Stockholder Approval Date, unless the Company is required to complete a financing prior to such date in order to satisfy Nasdaq’s continued listing requirements; and

(c)	within 45 days of the date of the Purchase Agreement, file a registration statement on Form S-1 or another appropriate form providing for the resale of the Warrant Shares. We are required to use commercially reasonable efforts to cause such registration to become effective within 90 days of the closing of the Offerings, and to keep such registration statement effective at all times until no purchaser owns any Warrants or Warrant Shares issuable upon exercise thereof.

The purchasers of the securities sold in the Offerings were entitled to a right of participation in offerings of the Company for the period from September 1, 2023 to September 1, 2024 pursuant to the a waiver agreement, dated September 1, 2023 (the “Waiver Agreement”). Pursuant to the Purchase Agreement, the purchasers agreed to terminate such right in exchange for a new form of participation right whereby for the period from the closing of the Offerings to the 24-month anniversary thereof, the purchasers may participate in (a) any financing offered by the Company that occurs on or before September 1, 2024, that is not intended to be marketed as a “public offering” under the rules of Nasdaq up to an amount equal to 90% of such financing, and (b) any other financing offered by the Company up to an amount equal to 40% of such financing, in each case on the same terms, conditions and price provided to other purchasers in the applicable financing. The termination of the Waiver Agreement was effective the date of the Purchase Agreement.

Placement Agency Agreement

In connection with the Offerings, on March 26, 2024, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as placement agent on a “reasonable best efforts” basis in connection with the Offerings. The Company paid the Placement Agent an aggregate fee equal to 8.0% of the gross proceeds raised in the Offerings. The Company reimbursed the Placement Agent $50,000 for expenses in connection with the Offerings.

The Placement Agency Agreement and the Purchase Agreement each contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, the Placement Agent, or the purchasers in the Offerings, as the case may be, other obligations of the parties and termination provisions.

The foregoing does not purport to be a complete description of each of the Placement Agency Agreement, the Pre-Funded Warrants, the Warrants and the Purchase Agreement, and is qualified in its entirety by reference to the full text of each such document, which are filed as Exhibits 1.1, 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein by reference.

The Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares issued or issuable in the registered direct offering were offered pursuant to the Company’s registration statement on Form S-3 (File No. 333-267211), initially filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on September 1, 2022 and declared effective on September 13, 2022.

The Warrants (and the shares of Common Stock issuable upon the exercise of the Warrants) were not registered under the Securities Act, and were offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) thereof and/or Rule 506(b) promulgated thereunder.

Sullivan & Worcester LLP, counsel to the Company, delivered an opinion as to the validity of the Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares, a copy of which is attached to this Form 8-K as Exhibit 5.1 and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

To the extent required, the applicable information set forth in Item 1.01 of this Form 8-K with respect to termination of the pre-existing participation rights set forth in the Waiver Agreement is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities

The applicable information set forth in Item 1.01 of this Form 8-K with respect to the issuance of the Warrants and Warrant Shares is incorporated herein by reference.

Item 7.01. Other Events

The Company issued a press release announcing the pricing of the Offerings on March 26, 2024. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein. The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Form 8-K in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1*	Placement Agency Agreement, dated as of March 26, 2024, by and between WiSA Technologies, Inc. and Maxim Group LLC, as placement agent.
4.1*	Form of Pre-Funded Warrant.
4.2*	Form of Warrant.
5.1*	Opinion of Sullivan & Worcester LLP dated March 27, 2024.
10.1*	Form of Securities Purchase Agreement by and among the Company and certain purchasers dated March 26, 2024.
23.1*	Consent of Sullivan & Worcester LLP (contained in Exhibit 5.1 above).
99.1**	Press release dated March 26, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith
**	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2024	WISA TECHNOLOGIES, INC.

	By:	/s/ Brett Moyer
		Name:	Brett Moyer
		Title:	Chief Executive Officer